Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

12-08

Contacts:	James Haddox - CFO
Kip Rupp, CFA – Investors
Reba Reid – Media
Quanta Services, Inc.
713-629-7600

James H. Haddox, CFO of Quanta Services,

to Assume Role as Executive Vice President in May 2012;

SVP Derrick A. Jensen To Become CFO

HOUSTON – Apr. 2, 2012 – Quanta Services, Inc. (NYSE: PWR) today announced that Chief Financial Officer James H. Haddox will assume the role of Executive Vice President of the company on May 17, 2012 and that Derrick A. Jensen, Senior Vice President – Finance and Administration and Chief Accounting Officer, will succeed Haddox as Chief Financial Officer. Jensen will also continue to serve as the company’s principal accounting officer.

Haddox, 63, will remain actively involved with the company as Executive Vice President, maintaining insurance, bonding and banking relationships and working with the executive team on strategic acquisitions, investments, international expansion and the long-term direction of the company.

“Quanta is fortunate to have extraordinary talent and depth among its senior management team, and we are pleased to announce this next step in the leadership development of the company,” said Jim O’Neil, President and Chief Executive Officer of Quanta Services. “James has been a member of Quanta’s executive management team since its inception and has been integral to the company’s achievements over the years. I also have tremendous respect for Derrick’s abilities and confidence in his leadership. He has held financial and accounting roles of increasing responsibility and authority at Quanta for over fourteen years. I’d like to thank James and congratulate Derrick, and I look forward to continuing to work with them both.”

“Derrick has demonstrated tremendous talent during his long tenure with Quanta,” said Haddox. “This is the optimum time for this transition given the company’s financial position and the outlook for our business. It has been my privilege to serve as Quanta’s CFO and I look forward to continuing to serve the company as Executive Vice President.”

Jensen, 41, has served as Quanta’s Senior Vice President – Finance and Administration and Chief Accounting Officer since March 2011. He previously served as Vice President and Chief Accounting Officer of the company from March 1999 to March 2011, and as Quanta’s Controller from December 1997 until March 2009.

“I am grateful for the opportunity to serve Quanta’s employees and stakeholders,” said Jensen. “Under James’ leadership as CFO, the company has had remarkable growth and success. We look forward to extending our market leadership in the years to come and delivering sustained profitable growth.”

About Quanta Services:

Quanta Services is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, natural gas and pipeline and telecommunication industries. The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America and in select international markets, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

Forward-Looking Statements

This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, market leadership, opportunities for profitable growth, and Quanta’s plans and strategies, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. Although Quanta’s management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements can be affected by inaccurate assumptions and by a variety of risks and uncertainties that are difficult to predict or beyond our control, including, among others, trends and growth opportunities in relevant markets; the potential to incur losses with respect to our operations; the ability to generate internal growth; the ability to successfully identify and complete acquisitions; the ability to effectively compete for new projects and market share; risks associated with operating in international markets; potential liabilities associated with multiemployer pension plans; unexpected costs or liabilities that may arise from lawsuits or indemnity claims related to the services Quanta performs; liabilities for claims that are self-insured; and the ability to capitalize on business opportunities and other factors affecting Quanta’s business generally, including risks detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2011 and any other documents of Quanta filed with the Securities and Exchange Commission (SEC). Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov.

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